UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 5, 2010

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20488	23-2491707
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification
Incorporation)		No.)
6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067
(Address of Principal Executive Offices)
(615) 312-5700
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     On October 5, 2010, Psychiatric Solutions, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at the Company’s corporate headquarters located at 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067.
     The issued and outstanding shares of stock entitled to vote at the Special Meeting consisted of 57,270,488 shares of the Company’s common stock. The Company’s stockholders voted on three matters at the Special Meeting, all of which were approved pursuant to the following final voting results:
     Proposal 1: Proposal to adopt the Agreement and Plan of Merger, dated as of May 16, 2010, by and among Universal Health Services, Inc., Olympus Acquisition Corp. and the Company (the “Merger Agreement”). The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
45,515,494	1,309,940	313,326	0
     Proposal 2: Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
41,796,765	5,034,179	307,816	0
Adjournment of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting to adopt the Merger Agreement.
     Proposal 3: Proposal to approve the amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan previously approved by stockholders at the Company’s 2010 Annual Meeting of Stockholders. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
42,835,619	3,961,822	341,319	0
Item 7.01. Regulation FD Disclosure.
     On October 5, 2010, the Company issued a press release announcing that the Company’s stockholders approved the Merger Agreement at the Special Meeting. A copy of the press release is furnished hereto as Exhibit 99 and is incorporated in this Item 7.01 by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99	Press Release of Psychiatric Solutions, Inc., dated October 5, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
Date: October 5, 2010	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99	Press Release of Psychiatric Solutions, Inc., dated October 5, 2010.